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                                                                 Exhibit 99.3

                               November __, 1999

Charter Communications, Inc.
12444 Powerscourt Drive
St. Louis, MO 63131

Ladies and Gentlemen:

          The undersigned hereby consents to being nominated and acting as a director of Charter Communications, Inc. (the "Company") and to being named as a director or director nominee in the Company's Registration Statement on Form S-1 (file no. 333-83887).

                                /s/ Howard L. Wood
                                --------------------------------
                                Name:
                                Howard L. Wood